EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated February 26, 1999, except for the information in Note 11 as to which the date is August 17, 1999 relating to the financial statements of Customer Analytics, Inc., which appears in Exchange Applications, Inc.'s Report on Form 8-K/A dated September 1, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
September 25, 2000